                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          PACIFIC FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 12a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:
                    MARCH 22, 2000
        ------------------------------------------------------------------------

March 21, 2000

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Pacific Financial Corporation ("Company"), to be held at the main office of The Bank of Grays Harbor, located at 300 E. Market Street, Aberdeen, Washington, on Monday, April 17, 2000, at 7:00 p.m.

         The Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages describe the formal business to be transacted at the meeting. Directors and Officers of the Company, as well as a representative of Knight Vale & Gregory PLLC, the Company's independent auditors, will be present to respond to any questions our shareholders may have.

         As discussed in more detail in the Proxy Statement, you will notice a change to this year's Proxy Statement. The Company is now a "reporting" company under applicable securities law and as such, is subject to enhanced disclosure requirements. Accordingly, the Proxy Statement now contains additional information about the Company and its directors and officers.

         PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY MAILED A PROXY CARD.

         We look forward to seeing you at the meeting.

                       Sincerely,




   Joseph A. Malik                                Robert J. Worrell
   Chairman of the Board                          Chief Executive Officer

                          PACIFIC FINANCIAL CORPORATION
                              300 E. MARKET STREET
                         ABERDEEN, WASHINGTON 98520-5244
                                 (360) 533-8870

-------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 17, 2000
-------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of Pacific Financial Corporation (the "Company") will be held at the main office of The Bank of Grays Harbor, 300 E. Market Street, Aberdeen, Washington, on Monday, April 17, 2000, at 7:00 p.m., local time, for the following purposes:

     1.   ELECTION OF DIRECTORS. To elect three directors to three-year terms.

     2. APPROVAL OF AN EMPLOYEE AND DIRECTOR STOCK OPTION PLAN. To approve a stock option plan for key employees and directors of the Company.

     3. OTHER BUSINESS. To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

         The Board of Directors is not aware of any other business to come before the meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting or on any subsequent adjournments. Shareholders of record at the close of business on March 20, 2000, are entitled to notice of and to vote at the meeting and any adjournments or postponements.

         You are requested to complete and sign the enclosed form of proxy, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                    By Order of the Board of Directors

                                    Janice M. Pearce
                                    Corporate Secretary

Aberdeen, Washington
March 21, 2000

-------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED
IN THE UNITED STATES.
-------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       OF
                          PACIFIC FINANCIAL CORPORATION
                              300 E. MARKET STREET
                         ABERDEEN, WASHINGTON 98520-5244
                                 (360) 533-8870
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 2000

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pacific Financial Corporation (the "Company"), the holding company for The Bank of Grays Harbor and Bank of the Pacific, to be used at the 2000 Annual Meeting of Shareholders of the Company. The subsidiary banks are collectively referred to as (the "Banks"). The Annual Meeting will be held at the main office of The Bank of Grays Harbor, 300 E. Market Street, Aberdeen, Washington, on Monday, April 17, 2000, at 7:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about March 21, 2000.

RECENT DEVELOPMENTS

         As you are aware, the recent merger of Harbor Bancorp Inc. ("Harbor") and Pacific Financial Corporation ("Pacific") was completed on December 15, 1999 (the "Merger"). Therefore, where appropriate, certain sections of the Proxy Statement (such as sections relating to the Board of Directors and Management of the Company) reflect information with respect to the combined company resulting from the Merger.

         As a result of the Merger, the Company was required to register its common stock as a class with the Securities and Exchange Commission ("SEC") since the Company has attained over 500 shareholders of record. The effect of this registration is that the Company is now subject to certain reporting requirements as well as the disclosure of certain information with respect to the Company, its directors, officers and any shareholder owning five percent or more of the Company's common stock. As a result of this registration and enhanced disclosure requirements, you will notice that the Proxy Statement contains additional information than from previous years. Reports filed by the Company with the SEC are now of public record and copies may be obtained from the Company or from the SEC.

                           VOTING AND PROXY PROCEDURE

         RECORD OWNERSHIP; QUORUM. Shareholders of record as of the close of business on March 20, 2000, are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of March 20, 2000, the Company had 496,770 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

         SOLICITATION OF PROXIES. The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company, with the cost of solicitation borne by the Company. Solicitation may also be made by directors and officers of the Company and the Banks. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented by the proxy will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the proposals set forth below. If a shareholder attends the Annual Meeting, he or she may vote by ballot.

         VOTING OF PROXIES BY RECORD HOLDER. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

         VOTING OF PROXIES BY BENEFICIAL HOLDER. If your shares are held by a bank, broker or other holder of record and you want to attend the meeting and vote in person, you will need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 20, 2000, the record date.

         VOTING FOR DIRECTORS. The three nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the directors as a group, or for each individual nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

         VOTING ON ALL OTHER MATTERS. Shareholders are entitled to one vote for each share of Common Stock of the Company owned on the record date. The affirmative vote of a majority of the total votes present, in person or by proxy, at the Annual Meeting are required to approve the plan.

                                   MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Persons and groups who beneficially own in excess of five percent of the Company's Common Stock are required to file reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, except for shares held by management, the Company knows of no other person who owned more than five percent of the outstanding shares of Common Stock as of the record date.

         Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote within 60 days. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

          The following table sets forth, as of the record date, information as to the shares of the Common Stock beneficially owned by each director, by the Chief Executive Officer of the Company, by the Company's executive officers who received salaries and bonuses in excess of $100,000 during the year ended December 31, 1999 ("named executive officers"), and by all executive officers and directors of the Company as a group.


                                               NUMBER OF SHARES                  PERCENT OF
NAME                                        BENEFICIALLY OWNED (1)           SHARES OUTSTANDING
----                                        ----------------------           ------------------
DIRECTORS:
Gary C. Forcum                                       6,667                          1.34%
Duane E. Hagstrom                                   12,167                          2.45%
Robert A. Hall                                       5,024                          1.01%
Joseph A. Malik                                      5,129                          1.03%
Sidney R. Snyder                                    25,617                          5.16%
Walter L. Westling                                  12,305                          2.48%
David L. Woodland                                    5,400                          1.09%

EXECUTIVE OFFICERS:
Robert J. Worrell **                                18,003                          3.62%
Dennis A. Long **                                    4,396                            *
Wayne D. Gale                                        5,300                          1.07%
Patricia C. Nelson                                   7,603                          1.53%
John Van Dijk                                        3,500                            *
All Executive Officers                             111,111                         22.37%
and Directors as a Group
(12 persons)


---------------
*        Less than one percent of shares outstanding.
**       Mr. Worrell and Mr. Long are also directors of the Company.

(1) The amounts shown also include the following amounts of Common Stock each individual has the right to acquire within 60 days of March 20, 2000, through the exercise of stock options granted pursuant to the Company's stock option plans: Mr. Long 2,355, Mr. Van Dijk 3,500, and all executive officers and directors as a group, 5,855 shares.

CERTAIN EXECUTIVE OFFICERS

         The following summary sets forth the age, position, and the business experience during the past five years of those executive officers of the Company who are not also directors of the Company. Positions with the Company commenced December 15, 1999, the effective date of the Merger.

         WAYNE D. GALE (44) is the Vice President and Chief Lending Officer of the Company, and served as Vice President of Harbor since 1997. Mr. Gayle has been employed with The Bank of Gray's Harbor in various capacities since 1990, and currently serves as its Executive Vice President and Chief Lending Officer. In January 2000, Mr. Gayle was also appointed Executive Vice President and Chief Lending Officer of Bank of the Pacific.

         PATRICIA C. NELSON (54) is the Vice President of the Company. She has been a director of Bank of the Pacific since 1987, having served in various capacities with the bank since she joined Pacific in 1974. She currently serves as Executive Vice President and Chief Financial Officer of Bank of the Pacific, and has announced her retirement effective March 31, 2000.

         JOHN VAN DIJK (52) is the Chief Financial Officer of the Company. He served as Treasurer of Harbor since 1997 and has served as Senior Vice President and Chief Financial Officer of The Bank of Grays Harbor since May 1996. Previously, Mr. Van Dijk was employed in the Thrift industry for 18 years. He served as Senior Vice President, Chief Financial Officer of Olympia Federal Savings, Olympia, WA from May 1991 to May 1996. From November 1988 to May 1991 he served as Vice President, Controller for Sterling Financial Group, Spokane, WA. Mr. Van Dijk served as Senior Vice President and Chief Operating Officer of Central Evergreen Savings Bank, Chehalis, WA from March 1978 to November 1988.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The Company's Board of Directors is composed of nine members. The Company's articles and bylaws provide that directors will be elected for three-year staggered terms with approximately one third of the directors elected each year. At the Annual Meeting, three directors will be elected to the class of directors whose terms end in 2003. Messrs. Long, Malik and Worrell, all of whom presently are serving as directors of the Company, have been nominated for election to the term ending in 2003. It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why the nominees might be unavailable to serve.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. LONG, MALIK AND WORRELL.

         The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting.


                                                            YEAR FIRST
NAME                                    AGE             ELECTED DIRECTOR(1)                  TERM TO EXPIRE
----                                    ---             -------------------                  --------------
BOARD NOMINEES

CLASS A
-------
Dennis A. Long                           51                    1997                               2003
Joseph A. Malik                          62                    1979                               2003
Robert J. Worrell                        60                    1982                               2003

DIRECTORS CONTINUING IN OFFICE

CLASS B
-------
Gary C. Forcum                           54                    1997                               2001
Robert A. Hall                           71                    1979                               2001
Sidney R. Snyder                         73                    1971                               2001

CLASS C
-------
Duane E. Hagstrom                        62                    1985                               2002
Walter L. Westling                       65                    1979                               2002
David L. Woodland                        69                    1979                               2002

---------------

     (1) Includes service on the Board of Directors of each of the respective Banks.

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

         GARY C. FORCUM has been a director of Pacific Financial Corporation, formerly known as Harbor Bancorp, Inc., since 1997 and a director of The Bank of Grays Harbor since 1998. He was the President of Pettit Oil Company, a fuel service company, until he retired in January 1999. Mr. Forcum is a private investor and continues to serve as a director of Pettit Oil Company.

         DUANE E. HAGSTROM has been a director of Pacific Financial Corporation since 1999 and a director of Bank of the Pacific since 1985. Mr. Hagstrom was named Chief Executive Officer of Bank of the Pacific in 1985 and President in 1986, capacities in which he served until his retirement in August 1997. Prior to joining Bank of the Pacific, he spent 30 years at Rainier National Bank and its predecessor, where he served in various capacities, including management positions, having last served as Vice President and Manager of their Centralia Branch.

         ROBERT A. HALL has been a director of Pacific Financial Corporation since 1999 and previously served as the Vice Chairman of the Board of Pacific from March 1999 until the Merger. Mr. Hall has been the Vice Chairman of the Board of Bank of the Pacific since 1981 and served as a director since 1979. Mr. Hall, who is retired, was a private investor and owner of three convalescent homes in Washington.

         DENNIS A. LONG served as President, Chief Executive Officer and a director of Pacific from March 1999 until December 15, 1999. At the time of the Merger in December 1999, he was appointed President of the Company and currently serves as a director of Pacific. Mr. Long has been a director and President and CEO of Bank of the Pacific since July 1997, and in December 1999 and January 2000, respectively, was appointed a director and the President of The Bank of Grays Harbor. Mr. Long previously served as President of the Southern Puget Sound District of Key Bank, N.A., Tacoma, Washington from July 1996 to April 1997. From April 1995 to July 1996 Mr. Long served as Retail Project Leader for KeyCorp, the parent company of Key Bank, N.A. He served as Executive Vice President and Retail Banking Manager of Key Bank of Washington, Seattle, Washington, from September 1993 to April 1995.

         JOSEPH A. MALIK currently serves as Chairman of the Board of Pacific Financial Corporation and was elected as a director of Pacific, formerly known as Harbor Bancorp, Inc., in 1997. Mr. Malik has been a director of The Bank of Grays Harbor since 1979 and was appointed Chairman in January 2000. He served as the President of Grays Harbor Community College from 1972 until June 1989, and as the Executive Director of the Commission on Colleges until his retirement in 1997. Mr. Malik serves on the Board of Trustees of the Colorado Institute of Art and Chairs the Portland Institute of Art Board of Trustees.

         SIDNEY R. SNYDER has served as Vice Chairman of the Board of Pacific Financial Corporation since December 1999 and previously served as the Chairman of the Board of Pacific from March 1999 until the Merger. Mr. Snyder has been the Chairman of the Board of Bank of the Pacific since 1971. He has been the owner of Sid's Food Market in Seaview, Washington since 1953. Mr. Snyder has been a member of the Washington State Senate since 1990, currently serving as Senate Majority Leader. He is also a director of Columbia Banking System, Inc. and Columbia State Bank, Tacoma, Washington.

         WALTER L. WESTLING has been a director of Pacific Financial Corporation, formerly known as Harbor Bancorp, Inc., since 1997 and a director of The Bank of Grays Harbor since 1979. He is the President of Schaben & Westling, a trucking company.

         DAVID L. WOODLAND has been a director of Pacific Financial Corporation, formerly known as Harbor Bancorp, Inc., since 1997 and a director of The Bank of Grays Harbor since 1979. He was the President of Earl C. Woodland, Inc., Real Estate & Insurance from 1957 until 1991, when he retired.

         ROBERT J. WORRELL served as President, CEO and a director of Harbor Bancorp, Inc. from 1997 until December 15, 1999 and currently serves as Chief Executive Officer and a director of Pacific Financial Corporation. Mr. Worrell has served as director, President and CEO of The Bank of Grays Harbor since 1982. In January 2000, Mr. Worrell resigned as President to facilitate the transition of new management. He has served as a director of Bank of the Pacific since December 1999. Mr. Worrell currently serves as Chairman of the Board of Grays Harbor Community Hospital.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS OF HARBOR (PRIOR TO THE MERGER)

         Prior to the Merger, the Board of Directors of Harbor (the successor in the Merger) conducted its business through meetings of the Board and through respective committees established by Harbor and The Bank of Grays Harbor. During the fiscal year 1999 through the date of the Merger, the Board of Directors of the Company and Harbor, together, held 14 meetings. Each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of which he served.

         In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors has established, among others, an Audit Committee and an Executive Committee. The full Board of Pacific operates as the Compensation Committee.

COMMITTEE MEMBERSHIP

         AUDIT COMMITTEE. The principal functions of the Audit Committee are to make recommendations to the Board of Directors regarding the engagement of independent auditors; review and approve any major accounting policy changes affecting operating results; review the arrangements for and scope of the independent audit and the results of the audit; review the scope of non-audit services performed by the independent auditors; ensure that the auditors are in fact independent; and establish and monitor policies to prohibit unethical, questionable, or other illegal activities by employees of the subsidiaries. The Audit Committee also is responsible for reviewing the annual and other reports to the SEC and the annual report to shareholders. The Audit Committee met three times during the 1999 fiscal year. Current members of the Committee are Messrs. Forcum, Hagstrom, Hall, Westling and Woodland (chairman).

         EXECUTIVE COMMITTEE. During the intervals between meetings of the Board of Directors, the Executive Committee may exercise the power of the Board of Directors except with respect to a limited number of matters which include amending the Articles of Incorporation or the Bylaws, adopting an agreement of merger or consolidation for the Company or any of it's subsidiaries and recommending to the shareholders a merger of the Company or any of it's Subsidiaries, sale of all or substantially all the assets or the dissolution of the Company. The Executive Committee met four times during the 1999 fiscal year.

         In accordance with the Merger Agreement, the Board of Directors of the Company appointed an executive committee composed of Messrs. Long, Worrell, Snyder and Malik. Prior to the effective time of the Merger, the executive committee met from time to time to formulate on an advisory basis policies and procedures for various transitional matters and matters relating to director and senior officer compensation and benefits for the combined corporation.

                             DIRECTORS' COMPENSATION

         Directors of the Company receive directors fees of $250 per regular monthly meeting, and $100 per special meeting. Directors of the Banks are compensated in accordance with a similar program commensurate with the size and procedures of peer banks. No compensation was paid to Harbor directors for Board or committee meetings attended during 1999.

         DEFERRED COMPENSATION PLANS. Bank of the Pacific has two deferred compensation plans for directors, a Director Emeritus Plan and a Director Deferred Compensation Plan. The Director Emeritus Plan provides retirement income benefits for all current directors. Benefits will be paid to each director for ten years after his retirement from the Board and are accrued over a period beginning on that director's appointment as a director (or the original adoption of the plan, whichever is later) to his director's anticipated retirement date. The Director Deferred Compensation Plan is optional. Participating directors have the payment of their directors fees deferred until their retirement from the Board. The deferred fees plus interest are accrued until the director's retirement. Bank of the Pacific has purchased life insurance policies on certain directors participating in these plans which may be used to fund payments to those directors under these plans.

                             EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the compensation received by the Chief Executive Officer of the Company for services rendered in all capacities during the last three fiscal years, and to the named executive officers of the Company (including services performed for Harbor and Pacific) whose total compensation during the fiscal year exceed $100,000. The Banks, as applicable, pay all compensation of the respective executive officers.

                           SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION (1)                 LONG TERM COMPENSATION
                       ------------------------------------------- ---------------------------------
                                                                                AWARDS
                                                                   ---------------------------------
                                                                       RESTRICTED       SECURITIES      ALL OTHER
NAME AND PRINCIPAL                                                  STOCK AWARD(S)     UNDERLYING     COMPENSATION
POSITION                 YEAR       SALARY ($)(2)     BONUS ($)           ($)            OPTIONS       ($)(3)4)(5)
--------------------- ------------ ---------------- -------------- ------------------ -------------- ------------------
Robert J. Worrell        1999          $127,450    $ 93,000                0                    0         $7,546
Chief Executive          1998           122,200      81,469                0                    0          7,940
Officer                  1997           117,200      77,364                0                    0          7,279

Dennis A. Long           1999           103,032     105,795                0                    0         26,377
President (6)            1998            97,200      55,696                0                    0          9,862
                         1997            60,393           0                0                7,500              0

Wayne D. Gale            1999            90,000      45,810                0                    0          7,546
Vice President and       1998            87,000      40,734                0                    0          7,626
Chief Lending            1997            84,000      38,682                0                    0          7,248
Officer

John Van Dijk            1999            88,000      45,000                0                    0          7,527
SVP and CFO              1998            85,000      31,512                0                    0          6,941
                         1997            82,000      19,749                0                    0          3,141

Patricia C.              1999            77,553      66,753                0                    0         18,275
Nelson                   1998            73,860      60,495                0                    0         10,329
Vice President           1997            62,941           0                0                    0         19,198

--------------------------------------

(1) None of the named executives received perquisites or other personal benefits, in any of the years shown, in an aggregate amount equal to or exceeding the lesser of (1) $50,000 or (2) 10% of the executive's total annual salary and bonus for each year.
(2)  Amounts shown reflect director fees received.
(3) Represents contributions paid pursuant to The Bank of Grays Harbor 401(k) Profit Sharing Plan
(4) Represents $2,293 and $2,015 paid pursuant to Bank of the Pacific's 401(k) Profit Sharing Plan and $15,050 and $6,805 paid pursuant to its Savings Retirement Plan for the benefit of Mr. Long and Ms. Nelson, respectively.
(5) Includes contributions paid under Pacific's Director Emeritus Plan on behalf of Mr. Long and Ms. Nelson in the amount of $1,234 and $1,655, respectively, and contributions paid under Bank of the Pacific director deferred compensation to Mr. Long and Ms. Nelson in the amounts of $7,800 and $7,800, respectively.
(6)  Mr. Long became President and Chief Executive Officer of Pacific in July
     1997.

EMPLOYMENT AGREEMENTS

         As a condition to the Merger, Pacific entered into an employment agreement with Dennis A. Long and Harbor entered into an employment agreement with John Van Dijk. The employment agreements for Messrs. Long and Van Dijk each have a term of three years and took effect at the time of the Merger. The agreements provide that, if the employee is terminated without cause or resigns with good reason or in connection with a change in control of the Company, the employee will receive a payment equal to three times the employee's annual salary at the time of termination.

         The employment agreement dated May 20, 1998 between Harbor and Robert
J. Worrell will remain in effect until its expiration on May 31, 2001. Mr. Worrell's employment agreement was amended to provide for the appointment of Mr. Worrell as Chief Executive Officer of the Company. In addition, the Company may, at its option, extend Mr. Worrell's agreement for one year. Mr. Worrell's agreement provides that, if the employee is terminated without cause or resigns with good reason or in connection with a change in control of the Company, the employee will receive a payment equal to three times the employee's annual salary at the time of termination.

         Prior to closing of the Merger, Harbor entered into an employment agreement with Wayne Gale and Pacific entered into an employment agreement with Patricia Nelson. Each of these employment agreements took effect upon the closing of the Merger. The salaries of Mr. Gale and Ms. Nelson are the same as their current salaries. The new employment agreements provide that, under specified conditions, payments will be made to them upon any future change in control.

         The employment agreement for Mr. Gale has a two-year term and provides that (i) if Mr. Gale is terminated without cause or resigns with good reason or
(ii) if he is terminated within six months after a change in control or if a change in control occurs within nine months after termination, Mr. Gale will receive a payment equal to two times his annual base salary at the time of termination. Ms. Nelson's agreement has a one-year term and provides that her termination payment will be based upon one times her total salary, with the same termination and change in control provisions as Mr. Gale's agreement. Finally, all of the employment agreements provide that the employee may not compete with the Company or the Banks for a period of two years after the termination of his or her employment.

STOCK OPTIONS

         OPTION GRANTS IN LAST FISCAL YEAR. No stock options were granted to the Chief Executive Officer or any of the named executive officers during the fiscal year ended December 31, 1999.

         OPTION EXERCISE/VALUE TABLE. The following information with respect to options exercised during the fiscal year ended December 31, 1999, and remaining unexercised at the end of the fiscal year, is presented for the Chief Executive Officer and the named executive officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES


                             SHARES
                           ACQUIRED ON      VALUE            NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                           EXERCISE(#)     REALIZED         UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS AT
          NAME                               ($)              OPTIONS AT YEAR END                FISCAL YEAR END (1)
                                                        EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
-------------------------  ------------   ------------ --------------- ------------------ ---------------- ------------------
Robert J. Worrell             4,000       $ 300,000               0                0             $   0           $    0

Dennis A. Long                1,177          68,937           1,178            3,532            68,995          206,869

Wayne D. Gale                 3,000         225,000               0                0                 0                0

John Van Dijk                     0               0               0            3,500                 0          245,000

Patricia C. Nelson                0               0               0                0                 0                0


     (1) On December 31, 1999, the closing price of the Common Stock was $135.00. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

EXISTING STOCK OPTION PLANS

         PACIFIC STOCK OPTION PLAN. Prior to the Merger, Pacific operated an incentive stock option plan ("Pacific Option Plan"), providing for the grant of incentive and nonqualified stock options to officers and employees of Pacific and its subsidiaries. As a result of the Merger, the Company assumed the Pacific Option Plan, and all unexercised options outstanding at the effective time of the Merger became outstanding options of the Company, subject to the same terms and conditions of the Pacific Option Plan, except that the number of shares subject to option, and the exercise price were adjusted consistent with the Merger exchange ratio.

         HARBOR STOCK OPTION PLAN. Harbor previously adopted an Incentive Stock Option Plan ("Harbor Option Plan"), providing for the grant of incentive and nonqualified stock options to key employees of the Company. As the successor in the Merger, each outstanding option previously granted to a Harbor employee remained outstanding. The Harbor Option Plan provides that 25,000 shares may be issued pursuant to the grant of options under the Harbor Option Plan. At December 31, 1999, 1,290 shares remained available for issuance. As described below under "Proposal No. 2 - Approval of 2000 Stock Incentive Compensation Plan," at the 2000 Annual Meeting, the shareholders will be asked to approve the adoption of a new plan that will replace the existing Harbor Stock Option Plan.

REPORT OF THE COMPENSATION COMMITTEE

         Historically, the Personnel Committee of The Bank of Grays Harbor served as the compensation committee of Harbor. Effective with the Merger, the Board of the Company is responsible for establishing and implementing all compensation policies of the Company and its subsidiaries, as well as setting the compensation for the executive officers of the Company's subsidiaries. The Committee is also responsible for evaluating the performance of the Chief Executive Officer and approving an appropriate compensation level. The Chief Executive Officer evaluates the performance of the President and Executive Vice Presidents and recommends to the Committee individual compensation levels for approval by the Committee.

         The Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholder returns. The principles underlying compensation policies are: (i) to attract and retain key executives who are highly qualified and are vital to the long-term success of the Company and its subsidiaries; (ii) to provide levels of compensation competitive with those offered throughout the banking industry;
(iii) to motivate executives to enhance long-term shareholder value by helping them build their own ownership in the corporation; and (iv) to integrate the compensation program with the Company's long-term strategic planning and measurement processes.

         The current compensation plan involves a combination of salary, bonuses to reward short-term performance, deferred compensation, and grants of stock options to encourage long-term performance. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. The Committee annually reviews industry peer group surveys to determine competitive salary levels. Individual annual performance is reviewed to determine appropriate salary adjustments.

         A performance bonus plan is in effect for the officers of the Company and its subsidiaries, which is designed to compensate for performance. The performance bonus is based on quantifiable data such as return on average equity and return on assets. The bonus pool is divided among officers and employees based on their level of responsibility.

         The Committee has awarded stock options to employees of the Company and its subsidiaries in accordance with the provisions of the 1993 Plan approved by the Board of Directors and the shareholders. Stock options are the Company's primary long-range compensation program designed to reward performance that benefits shareholders. Awards of stock options are intended to provide employees with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success through the opportunity to increase the value of their stock ownership in the Company. Options issued to employees are at a price equal to the market value of the Common Stock on the date of the grant in order to ensure that shareholders realize any value derived from the grant. The amount of options granted to an employee is based on the employee's performance and relative responsibilities within the Company. Options may have a deferred vesting and will not be exercisable prior to vesting.

         During the fiscal year ended December 31, 1999, the Committee granted stock options totaling 5,000 shares to employees of the Company and its subsidiaries.

         During the fiscal year ended December 31, 1999, the base salary of Robert J. Worrell, Chief Executive Officer of Pacific, was $120,000. In addition to his salary, he received a performance bonus of

$88,000, resulting in total compensation of $208,000, or a 5.8 percent increase from the previous year. The Committee paid the performance bonus based on his meeting the performance criteria established in the performance bonus plan. The Committee believes the increase in compensation is appropriate based on competitive salary surveys and the performance of the Company. Mr. Worrell, who is the Company's Chief Executive Officer, did not participate in the Committee's action on his compensation.

                             COMPENSATION COMMITTEE


   Joseph A. Malik (Chair), Gary C. Forcum, Duane E. Hagstrom, Robert A. Hall
     Dennis A. Long, Sidney R. Snyder, Walter L. Westling, David L. Woodland
                   Robert J. Worrell (Chief Executive Officer)

                             STOCK PERFORMANCE GRAPH

         PERFORMANCE GRAPH. The following graph compares the cumulative total shareholder return on Pacific's Common Stock with the cumulative total return on the S&P 500 and Nasdaq Bank Index. Total return assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1994, and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                                   [GRAPHIC]



                                  PERIOD ENDING


INDEX                                        12/31/94      12/31/95     12/31/96     12/31/97     12/31/98    12/31/99
-----                                        --------      --------     --------     --------     --------    --------
Pacific Financial Corporation                 $100.00      $125.63      $129.16      $173.26     $249.48      $286.92
S&P 500                                        100.00       137.62       167.91       225.05      287.99       348.90



Nasdaq Bank Index                              100.00       146.60       190.10       318.62      286.34       269.61



       PROPOSAL NO. 2 - APPROVAL OF 2000 STOCK INCENTIVE COMPENSATION PLAN

         The Board has approved, subject to shareholder approval, the adoption of the Pacific Financial Corporation Stock Incentive Compensation Plan (the "Incentive Plan") which will provide for the issuance of up to 100,000 shares of Common Stock pursuant to options, restricted stock grants, stock appreciation rights, or other stock awards. The following description of the Incentive Plan is a summary and so is qualified by reference to the complete text of the Incentive Plan.

         SUMMARY DESCRIPTION OF THE INCENTIVE PLAN. The Incentive Plan is intended to strengthen the Company by providing selected employees, directors, consultants, agents, advisors and independent contractors to the Company an opportunity to participate in the Company's future growth and success by offering them an opportunity to acquire stock in the Company so as to retain, attract and motivate them. The Incentive Plan may be administered either by the Board or a Committee of the Board (in either case, the "Committee"). The Committee will have broad discretion to determine the amount and type of awards and terms and conditions of the awards. Individual grants will generally be based on a person's present and potential contribution to the Company.

         As of March 20, 2000, the Company had approximately 92 employees, 20 non-employee directors and 2 consultants, agents, advisors and independent contractors who would be eligible to participate in the Incentive Plan. Since the grant of awards is based upon a determination made by the Committee after a consideration of various factors, the Company currently cannot determine the nature and amount of any awards that will be granted in the future to any eligible individual or group of individuals. However, the maximum number of shares that can be granted under the Incentive Plan during any calendar year to any executive officer whose compensation is required to be disclosed pursuant to the rules and regulations under the Exchange Act (generally, the chief executive officer and the four other most highly compensated executive officers) is 15,000, except that the Company may make additional one-time grants to newly hired participants of up to 5,000 shares per such participant. In addition, the maximum number of shares that can be granted to a non-employee director of the Company during any calendar year is limited to 1,000. The Company believes that with these limitations and other provisions of the Incentive Plan, options granted under the Incentive Plan will generate "qualified performance-based compensation" within the meaning of section 162(m) of the Internal Revenue Code and will therefore not be subject to the $1,000,000 cap on deductibility for federal income tax purposes of certain compensation payments in excess of $1,000,000. See "Certain Federal Income Tax Consequences" below.

         Awards may be granted in the form of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("the "Code"), nonqualified stock options ("NQOs") (each ISO or NQO, an "Option," and collectively, "Options"), stock appreciation rights, stock awards in the form of restricted stock ("Restricted Stock"), or other arrangements determined by the Committee. Any award may be granted either alone or in tandem with other awards granted under the Incentive Plan. The option price of ISOs must be equal to or greater than the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of employees who own more than 10% of the Common Stock). The option price of NQOs may be less than the fair market value of the Common Stock on the date of grant. The Committee may condition the grant of the award upon the attainment of specified performance goals or other criteria, which need not be the same for all participants. No ISOs may be granted under the Incentive Plan on or after February 22, 2009, but ISOs outstanding under the Incentive Plan may extend beyond that date.

         The Board expects to adopt a standing policy which provides for an automatic annual grant to each non-employee director of an option to purchase shares of Common Stock at an exercise price equal to the market price of the Common Stock on the annual grant date.

         OPTIONS. Options granted under the Incentive Plan may be ISOs or NQOs. The exercise price of ISOs may not be less than the fair market value of the shares subject to the ISO on the date of grant. The term of any ISO granted under the Incentive Plan may not exceed ten years. In addition, ISOs are subject to certain other limitations in order to take advantage of the favorable U.S. tax treatment that may be available for ISOs.

         RESTRICTED STOCK. Restricted Stock awards consist of non-transferable shares of Common Stock of the Company which may be subject to a right of purchase by the Company. The Committee may provide for the lapse of the transfer restrictions over a period of time, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Committee.

         STOCK APPRECIATION RIGHTS. A stock appreciation right will give the holder the right to receive an appreciation distribution in an amount equal to the excess of the fair market value of the number of shares of Common Stock covered by the right over the exercise price per share subject to the right. Stock appreciation rights may be granted separately or in tandem with a related Option. Payment may be made in a combination of shares of Common Stock or in cash, as determined by the Committee.

         The consideration payable upon issuance or exercise of an award and any taxes related to an award must generally be paid in cash or check. However, the Committee, in its sole discretion, may authorize payment by the tender of Common Stock already owned by the participant, or by delivery of other property, including securities of the Company. The Company generally will not receive any consideration upon the grant of any awards. Awards generally may be exercised at any time within three months after termination of a participant's employment by, or consulting relationship with, the Company (but, only to the extent exercisable or payable at the time of termination). However, if termination is due to the participant's death or disability, the award generally may be exercised for one year. Except as authorized by the Committee, no award shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

         The Committee may adjust the performance goals and measurements applicable to awards. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the Incentive Plan. The Board may amend, alter or discontinue the Incentive Plan or any award at any time, except that the consent of a participant is required if the participant's rights under an outstanding award would be impaired. In addition, the shareholders of the Company must approve any amendment, alteration or discontinuance of the Incentive Plan that would (i) increase the total number of shares reserved under the Incentive Plan, (ii) with respect to provisions solely as they relate to ISOs, to the extent required for the Incentive Plan to comply with Section 422 of the Code, (iii) to the extent required by other applicable laws, rules or regulations or (iv) to the extent that the Board otherwise concludes that shareholder approval is advisable.

         The Incentive Plan constitutes an unfunded plan for incentive and deferred compensation. The Company is not required to create trusts or arrangements to meet its obligations under the Incentive Plan to deliver stock or make payments.

         In the event of a "change in control" of the Company, as defined in the Incentive Plan, in which the outstanding options do not remain outstanding or are not assumed by the surviving entity or replaced with a comparable options, the vesting of outstanding awards under the Incentive Plan will, unless the applicable agreement with respect to the award or the Committee determines otherwise, subject to certain limitations, be accelerated. A "change in control" is defined to include (i) a merger or consolidation of the Company in which more than 50% of the voting power of the Company's outstanding stock outstanding after the transaction is owned by persons who were not shareholders immediately prior to such transaction, and (ii) the sale or transfer of all or substantially all of the Company's assets.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT, OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

INCENTIVE STOCK OPTIONS

         AWARDS AND EXERCISE OF OPTIONS. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, amended (the "Code"). ISOs may be granted only to employees of the Company (including directors who are also employees). The recipient of an Option (the "Optionee") does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the Option exercise price (the "Option Spread") is included in the Optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is included in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, any limitations on resale of shares imposed under Section 16(b) of the Exchange Act). In addition, when stock is acquired subject to a "substantial risk of forfeiture", an Optionee's holding period for purposes of determining whether any capital gain or loss on sale is long-term will generally not begin until the restriction lapses or the Optionee files an election under
Section 83(b) of the Code (a "Section 83(b) Election").

         SALE OF OPTION SHARES. If an Optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date such shares were transferred to the Optionee, any gain from a sale of the shares other than to the Company should be taxable as capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an Optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to withholding. Gain from a

Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify the Company promptly after making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

         EXERCISE WITH STOCK. If an Optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously- owned stock is used to exercise an ISO.

NONQUALIFIED STOCK OPTIONS

         AWARD; EXERCISE. An Optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the Optionee files a Section 83(b) Election with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the Optionee will not be taxable upon exercise, but instead will have ordinary income, on the date stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the difference between the amount paid for the shares under the Option and their fair market value as of the date of lapse; in addition, the Optionee's holding period will begin on the date of lapse.

         Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

         SALE OF OPTION SHARES. Upon sale, other than to the Company, of shares acquired under a NQO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

         EXERCISE WITH STOCK. If an Optionee tenders Common Stock (other than statutory option stock -- see above) to pay all or part of the exercise price of a NQO, the Optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the

Optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

         If the surrendered shares are statutory option stock as described above under "Incentive Stock Options," with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a "disqualifying disposition" of the surrendered stock.

SECTION 162(m) LIMITATIONS

         Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated executive officers in any year after 1993. Under current regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. One such requirement is that the plan must state the maximum number of shares with respect to which options may be granted to any employee during a specified period. Accordingly, the Incentive Plan provides that no participant, with certain exceptions, may be granted options to acquire more than 5,000 shares in any year.

         Shareholders are being asked to approve the adoption of the Incentive Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company represented and voting at the Annual Meeting is required to adopt the Incentive Plan.

         THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10 percent of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly made and filed on a timely basis.

                          TRANSACTIONS WITH MANAGEMENT

         Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Banks are therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public and has adopted a policy to this effect.

                                    AUDITORS

         Knight Vale & Gregory PLLC, currently serves as the Company's independent auditors, and performed the audit of the Consolidated Financial Statements for the Company and the Banks for the year end December 31, 1999. Knight Vale & Gregory PLLC also served as independent auditors for Pacific prior to the Merger. A representative of Knight Vale & Gregory PLLC is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                              SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in the proxy materials of the Company for the 2001 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office at 300
E. Market Street, Aberdeen, Washington, no later than November 26, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act. In addition, if the Company receives notice of a shareholder proposal after January 30, 2001, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

         NOMINATION OF CANDIDATE FOR DIRECTOR. Other nominations, if any, may be made only in accordance with the prior notice provisions contained in the Company's Articles. These notice provisions, require, among other things, that a shareholder provide the Company with written notice not less than 14 days nor more than 60 days prior to the date of the annual meeting (or, if the Company provides less than 21 days notice of such meeting, no later than seven days after the date on which notice was mailed to shareholders).

                                  MISCELLANEOUS

         The Company's 1999 Annual Report to Shareholders has been mailed along with this Proxy Statement to all shareholders of record as of the close of business on March 20, 2000. Any shareholder that has not received a copy of such annual report may obtain a copy by writing to the Company. Such annual report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

         A copy of the Company's Form 10-K as filed with the Securities and Exchange Commission will be furnished without charge to shareholders of record as of March 20, 2000, upon written request to Janice M. Pearce, Corporate Secretary, Pacific Financial Corporation, 300 E Market Street, P. O. Box 1826, Aberdeen, Washington 98520.

                                           By order of the Board of Directors

                                           Janice M. Pearce
                                           Corporate Secretary

Aberdeen, Washington
March 21, 2000

                          PACIFIC FINANCIAL CORPORATION
                     2000 STOCK INCENTIVE COMPENSATION PLAN

1.   PURPOSES

     1.1 The purpose of the Pacific Financial Corporation 2000 Stock Incentive Compensation Plan (the "Plan") is to enhance the long-term shareholder value of Pacific Financial Corporation, a Washington corporation (the "Company"), by offering opportunities to employees, persons to whom offers of employment have been extended, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

2.   DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

     2.1  ACQUIRED ENTITIES.

     "Acquired Entities" has the meaning given in Section 6.2.

     2.2  ACQUISITION TRANSACTION.

     "Acquisition Transaction" has the meaning given in Section 6.2.

     2.3  AWARD.

     "Award" means a grant made to a Participant pursuant to the Plan, including, without limitation, grants of Options, Stock Appreciation Rights, Stock Awards, Other Stock-Based Awards or any combination of the foregoing.

     2.4  BOARD.

     "Board" means the Board of Directors of the Company.

     2.5  CAUSE.

     "Cause" means dishonesty, fraud, misconduct, disclosure of confidential information, conviction of, or a plea of guilty or no contest to, a felony under the laws of the United States or any state thereof, habitual absence from work for reasons other than illness, intentional conduct which causes significant injury to the Company, habitual abuse of alcohol or a controlled substance, in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

     2.6  CHANGE IN CONTROL.

     "Change in Control" means (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization or (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     2.7  CODE.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.8  COMMON STOCK.

     "Common Stock" means the common stock, par value $1.00 per share, of the Company.

     2.9  DISABILITY.

     "Disability" means a medically determinable mental or physical impairment or condition of the Holder which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Holder to be unable, in the opinion of the Plan Administrator on the basis of evidence acceptable to it, to perform his or her duties for the Company and, in the case of a determination of Disability for purposes of determining the exercise period for an Incentive Stock Option, to be engaged in any substantial gainful activity. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of the Holder's termination of employment, service or contractual relationship.

     2.10 EXCHANGE ACT.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.11 FAIR MARKET VALUE.

     "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing sales price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

     2.12 GRANT DATE.

     "Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

     2.13 HOLDER.

     "Holder" means the Participant to whom an Award is granted or the personal representative of a Holder who has died.

     2.14 INCENTIVE STOCK OPTION.

     "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

     2.15 INVOLUNTARY TERMINATION.

     "Involuntary Termination" means termination of the Holder's service to the Company (or the parent or subsidiary company employing such Holder) or the other party to the transaction constituting a Change in Control by reason of (i) the involuntary discharge of such Holder by the Company (or the parent or subsidiary company employing such Holder) or the other party to the transaction constituting a Change in Control for reasons other than Cause or (ii) the voluntary resignation of the Holder following (A) a change in such Holder's position with the Company (or its successor or the parent or subsidiary company that employs such Holder) or the other party to the transaction constituting a Change in Control that materially reduces such Holder's level of authority or responsibility or (B) a reduction in such Holder's compensation (including base salary, fringe benefits and participation in bonus or incentive programs based on corporate performance) by more than 20%.

     2.16 NONQUALIFIED STOCK OPTION.

     "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

     2.17 OPTION.

     "Option" means the right to purchase Common Stock granted under Section 7.

     2.18 OPTION SHARES.

     "Option Shares" means the shares of Common Stock issuable upon a Holder's exercise of an Option granted under the Plan.

     2.19 OTHER STOCK-BASED AWARD.

     "Other Stock-Based Award" means an Award granted under Section 11.

     2.20 PARTICIPANT.

     "Participant" means an individual who is a Holder of an Award or, as the context may require, any employee, director (including directors who are not employees), officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

     2.21 PLAN ADMINISTRATOR.

     "Plan Administrator" means the Board or any committee designated to administer the Plan under Section 3.1.

     2.22 QUALIFYING RETIREMENT.

     "Qualifying Retirement" means retirement from service to the Company or a Subsidiary by a Participant who is both (i) at least sixty (60) years of age and
(ii) an employee or officer of the Company or a Subsidiary.

     2.23 RESTRICTED STOCK.

     "Restricted Stock" means shares of Common Stock granted pursuant to a Stock Award under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

     2.24 SECURITIES ACT.

     "Securities Act" means the Securities Act of 1933, as amended.

     2.25 STOCK APPRECIATION RIGHT.

     "Stock Appreciation Right" means an Award granted under Section 9.

     2.26 STOCK AWARD.

     "Stock Award" means an Award granted under Section 10.

     2.27 SUBSIDIARY.

     "Subsidiary," except as expressly provided otherwise, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

3.   ADMINISTRATION

     3.1  PLAN ADMINISTRATOR.

     The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. Any such committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Award). The Board, or any committee thereof appointed to administer the Plan, is referred to herein as the "Plan Administrator." If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator for any persons subject or likely to become subject to Section 16 under the Exchange Act the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "Non-Employee Directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board or Plan Administrator may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to one or more senior executive officers or committees thereof, the members of which need not be members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

     3.2  ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR.

     Except for the terms, conditions and limitations explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its absolute discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, change and rescind rules and regulations of general application for the Plan's administration.

This authority shall include the sole authority to correct any defect, supply any omission or reconcile any inconsistency in this Plan and make all other determinations necessary or advisable for the administration of the Plan and do everything necessary or appropriate to administer the Plan. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

4.   STOCK SUBJECT TO THE PLAN

     4.1  AUTHORIZED NUMBER OF SHARES.

     Subject to adjustment from time to time as provided in Section 13.1, a maximum of 100,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

     4.2  LIMITATIONS.

          (a) Subject to adjustment from time to time as provided in Section 13.1, not more than 15,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one (1) calendar year, except that the Company may make additional one-time grants to newly hired Participants of up to 5,000 shares per such Participant; such limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

          (b) Subject to adjustment from time to time as provided in Section 13.1, not more than 1,000 shares of Common Stock may be made subject to Awards to any non-employee director in the aggregate in any one calendar year.

     4.3  REUSE OF SHARES.

     Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code if and to the extent applicable. Shares that are subject to tandem Awards shall be counted only once. Also, upon a stock-for-stock exercise only the net number of shares will be deemed to have been used under this Plan.

5.   ELIGIBILITY

     Awards may be granted under the Plan to those officers, directors and key employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

6.   AWARDS

     6.1  FORM AND GRANT OF AWARDS.

     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards and Other Stock-Based Awards. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.

     6.2  ACQUIRED COMPANY AWARDS.

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old Award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (an "Acquisition Transaction"). If a written agreement pursuant to which an Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

7.   AWARDS OF OPTIONS

     7.1  GRANT OF OPTIONS.

     The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

     7.2  OPTION EXERCISE PRICE.

     The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

     7.3  TERM OF OPTIONS.

     The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be ten (10) years from the Grant Date.

     7.4  EXERCISE OF OPTIONS.

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option or otherwise set at the time of grant, the Option will be subject to the following: (a) (i) 20% of the Option shall vest and become exercisable one year after the Grant Date and (ii) an additional 20% of the Option shall vest and become exercisable each successive year thereafter, so that 100% of the Option shall be fully vested and exercisable on and after the date which is five (5) years after the Grant Date; (b) in no event shall any additional Option Shares vest after termination of Holder's employment by or service to the Company; and (c) the Plan Administrator may waive or modify the foregoing schedule at any time.

     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. This Option may only be exercised to purchase that number of Shares having an aggregate Fair Market Value on the date of exercise greater than or equal to $2,500 (or the lesser number of remaining shares covered by this Option).

     7.5  PAYMENT OF EXERCISE PRICE.

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or check (unless, at the time of exercise, the Plan Administrator determines not to accept a personal check), except that the Plan Administrator, in its sole discretion, may, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Plan Administrator may determine, authorize payment in cash and/or one or more of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a third party designated by the Company to deliver promptly to the Company the aggregate amount of sale proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such third party, all in accordance with the regulations of the Federal Reserve Board; or (c) such other consideration as the Plan Administrator may permit.

     7.6  POST-TERMINATION EXERCISES.

     The Plan Administrator may establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time.

     If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

     In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only
(a) within one (1) year if the termination of the Holder's employment or services are coincident with Disability or, in the case of Nonqualified Stock Options, a Qualifying Retirement, or (b) within three (3) months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than death or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate entitled thereto at any time or from time to time within one (1) year after the date of death, but in no event later than the remaining term of the Option. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first discovery by the Company of any reason for such termination and the Holder shall have no right to purchase any Shares pursuant to such Option, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

     A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence or short-term break in service on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

8.   INCENTIVE STOCK OPTION LIMITATIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

     8.1  DOLLAR LIMITATION.

     To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two (2) or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options were granted.

     8.2  10% SHAREHOLDERS.

     If a Participant owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five (5) years. The determination of 10% ownership shall be made in accordance with
Section 422 of the Code.

     8.3  ELIGIBLE EMPLOYEES.

     Individuals who are not employees of the Company or one of its subsidiary corporations may not be granted Incentive Stock Options. For purposes of this
Section 8.3, "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

     8.4  TERM.

     The term of an Incentive Stock Option shall not exceed ten (10) years.

     8.5  EXERCISABILITY.

     To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three (3) months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total Disability, such Option must be exercised within one (1) year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract.

     8.6  TAXATION OF INCENTIVE STOCK OPTIONS.

     In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two (2) years after the Grant Date of the Incentive Stock Option and one (1) year from the date the shares are transferred to the Participant. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

     8.7  INCORPORATION OF OTHER PROVISIONS.

     With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; provided, however, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of this Plan.

9.   STOCK APPRECIATION RIGHTS

     9.1  GRANT OF STOCK APPRECIATION RIGHTS.

     The Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

     9.2  TANDEM STOCK APPRECIATION RIGHTS.

     A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to the Company all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

     9.3  STAND-ALONE STOCK APPRECIATION RIGHTS.

     A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right. A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the term of the right, if not otherwise established by the Plan Administrator, shall be ten (10) years from the Grant Date.

     9.4  EXERCISE OF STOCK APPRECIATION RIGHTS.

     Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 relating to the termination of a Holder's employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right.

10.  STOCK AWARDS

     10.1 GRANT OF STOCK AWARDS.

     The Plan Administrator is authorized to make Awards of Common Stock or of rights to receive shares of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to (i) sales, gross margin, operating profits or profits, (ii) growth in sales, gross margin, operating profits or profits, (iii) return ratios related to sales, gross margin, operating profits or profits, (iv) cash flow, (v) asset management (including inventory management), or (vi) total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services or upon the occurrence of other events.

     10.2 ISSUANCE OF SHARES.

     Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall transfer, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, the appropriate number of shares of Common Stock covered by the Award.

     10.3 WAIVER OF RESTRICTIONS.

     Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

11.  OTHER STOCK-BASED AWARDS

     The Plan Administrator may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan's purpose.

12.  ASSIGNABILITY

     Except as otherwise specified or approved by the Plan Administrator at the time of grant of an Award or any time prior to its exercise, no Award granted under the Plan may be assigned, pledged or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that (i) any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award, (ii) the original Holder shall remain subject to withholding taxes upon exercise, (iii) any subsequent transfer of an Award shall be prohibited and (iv) the events of termination of employment or contractual relationship set forth in Subsection 7.6 shall continue to apply with respect to the original transferor-Holder.

13.  ADJUSTMENTS

     13.1 ADJUSTMENT OF SHARES.

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and class of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in Section 4.2, and (iii) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

     13.2 DISSOLUTION, LIQUIDATION OR CHANGE IN CONTROL TRANSACTIONS.

          (a) In the event of the proposed dissolution or liquidation of the Company, the Company shall notify each Holder at least fifteen (15) days prior to such proposed action. To the extent not previously exercised, all Awards will terminate immediately prior to the consummation of such proposed action.

          (b) If, in connection with a Change in Control, an Option does not remain outstanding and either such Option is not assumed by the surviving entity or its parent, or the surviving entity or its parent does not substitute options with substantially the same terms for such Option, such Option shall, unless the applicable agreement representing an Option provides otherwise, or unless the Plan Administrator determines otherwise in its sole and absolute discretion, become exercisable in full, whether or not the vesting requirements set forth in the Option Agreement have been satisfied, for a period prior to the effective date of such Change in Control of a duration specified by the Plan Administrator, and thereafter the Option shall terminate.

          (c) Unless the applicable agreement representing an Award provides otherwise, or unless the Plan Administrator determines otherwise in its sole and absolute discretion in connection with any Change in Control, the vesting of Shares shall be accelerated in connection with a Change in Control which becomes effective before such Holder's service to the Company terminates as follows:

               (i) If Options were outstanding at the effective time of the Change in Control and they are accelerated in full pursuant to Subsection (b) above or otherwise, the vesting of all Shares shall be accelerated in full whether or not the vesting requirements set forth in the applicable Award agreement have been satisfied.

          (d) Notwithstanding Subsections (b) and (c) above, if the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if the Company's independent public accountants and such other party's independent public accountants separately determine in good faith that the transaction constituting a Change in Control would qualify for treatment as a "pooling of interests" but for the acceleration of vesting provided for in Subsections (b) and (c) above, then the acceleration of exercisability shall not occur to the extent that the Company's independent public accountants and such other party's independent public accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting for such transaction.

     13.3 FURTHER ADJUSTMENT OF AWARDS.

     Subject to the preceding Section 13.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, dissolution, liquidation or Change in Control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, dissolution, liquidation or Change in Control that is the reason for such action. Without limiting the generality of the foregoing, if the Company is a party to a merger or consolidation, outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement, without the Holder's consent, may provide for:

          (a) the continuation of such outstanding Award by the Company (if the Company is the surviving corporation);

          (b) the assumption of the Plan and some or all outstanding Awards by the surviving corporation or its parent;

          (c) the substitution by the surviving corporation or its parent of Awards with substantially the same terms for such outstanding Awards; or

          (d) the cancellation of such outstanding Awards with or without payment of any consideration.

     13.4 LIMITATIONS.

     The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     13.5 FRACTIONAL SHARES.

     In the event of any adjustment in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

14.  WITHHOLDING

     The Company may require the Holder to pay to the Company in cash the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

15.  AMENDMENT AND TERMINATION OF PLAN

     15.1 AMENDMENT OF PLAN.

     The Plan may be amended by the Board in such respects as it shall deem advisable including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will increase the aggregate number of shares as to which Incentive Stock Options may be granted or change the class of persons eligible to participate. Amendments made to the Plan which would constitute "modifications" to Incentive Stock Options outstanding on the date of such Amendments shall not be applicable to such outstanding Incentive Stock Options but shall have prospective effect only. The Board may condition the effectiveness of any amendment on the receipt of shareholder approval at such time and in such manner as the Board may consider necessary for the Company to comply with or to avail the Company, the Holders or both of the benefits of any securities, tax, market listing or other administrative or regulatory requirement which the Board determines to be desirable. Whenever shareholder approval is sought, and unless required otherwise by applicable law or exchange requirements, the proposed action shall require the affirmative vote of holders of a majority of the shares present, entitled to vote and voting on the matter without including abstentions or broker non-votes in the denominator.

     15.2 TERMINATION OF PLAN.

     The Company's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten (10) years after the earlier of the Plan's adoption by the Board or approval by the shareholders.

16.  GENERAL

     16.1 AWARD AGREEMENTS.

     Awards granted under the Plan shall be evidenced by a written agreement which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with the Plan.

     16.2 CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS.

     None of the Plan, participation in the Plan as a Participant or any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Participant.

     16.3 REGISTRATION; CERTIFICATES FOR SHARES.

     The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

     Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

     16.4 NO RIGHTS AS A SHAREHOLDER.

     No Option, Stock Appreciation Right or Other Stock-Based Award shall entitle the Holder to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

     16.5 COMPLIANCE WITH LAWS AND REGULATIONS.

     In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of
Section 422 of the Code.

     16.6 NO TRUST OR FUND.

     The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

     16.7 SECTION 83(b) ELECTION.

     Any Holder may, in his or her sole discretion, choose to make an election under Section 83(b) of the Code in connection with an Option granted to such Holder pursuant to Section 7 of the Plan.

     16.8 SEVERABILITY.

     If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.  EFFECTIVE DATE

     The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within twelve (12) months of such adoption.

     Original Plan adopted by the Board on February 22, 2000 and approved by the Company's shareholders on ________, 2000.

                    PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

           Date of
          Adoption/                                                              Date of Shareholder
          Amendment/                                                                  Approval
          Adjustment                      Section          Effect of Amendment     (If Applicable)
          ----------                      -------          -------------------     ---------------
Adoption by Board on February 22, 2000       --                     --               ______, ____

                          PACIFIC FINANCIAL CORPORATION

                                      PROXY

                       PLEASE SIGN AND RETURN IMMEDIATELY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints DUANE HAGSTROM and DAVID WOODLAND, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Pacific Financial Corporation, held of record by the undersigned on March 20, 2000, at the Annual Meeting of Shareholders to be held on April 17, 2000, or any adjournment of such Meeting.

1.       ELECTION OF DIRECTORS

         A. I vote FOR all nominees listed below (except as marked to the contrary below) |_|

         B. I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through in the list below |_|

              Dennis A. Long - Joseph A. Malik - Robert J. Worrell

         C.       I WITHHOLD AUTHORITY to vote for all nominees listed above.
                  |_|

2. ADOPTION OF 2000 STOCK INCENTIVE COMPENSATION PLAN. Approve the adoption of a Stock Incentive Compensation Plan.

                           FOR      |_|     AGAINST  |_|      ABSTAIN  |_|

3. WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

         THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSALS LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST OR AN ABSTENTION IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

         Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

         The Board of Directors recommends a vote "FOR" the listed proposals.

_______________, 2000

                                               --------------------------------
                                               Signature of Shareholder

                                               --------------------------------
                                               Signature of Shareholder

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                       2